Exhibit 99.1

FOR IMMEDIATE RELEASE

ALIMERA SCIENCES ANNOUNCES ILUVIEN®
NOW AVAILABLE IN U.K.

Simple Patient Access Scheme has been submitted to NICE for rapid review

ATLANTA, April 29, 2013 – Alimera Sciences, Inc., (NASDAQ: ALIM) (Alimera), a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals, today announced that ILUVIEN®, the first sustained release pharmaceutical product for the treatment of chronic diabetic macular edema (DME), is now available in the United Kingdom.

In addition, Alimera Sciences has recently submitted a simple Patient Access Scheme (PAS) to the United Kingdom’s National Institute for Health and Care Excellence (NICE) for consideration of the guidance under rapid review. The NICE Appraisal Committee will assess the likely impact of the ILUVIEN PAS and determine whether an update to NICE’s previously issued final guidance is warranted. If the PAS is accepted by NICE, it is anticipated that ILUVIEN would be funded for chronic DME patients in England and Wales through the National Health Service (NHS).

“I am pleased to be able to finally offer this new sustained release treatment to my private pay and privately insured patients, who suffer from vision impairment associated with chronic DME,” said Simon Horgan, FRCS, FRCOphth, consultant ophthalmic surgeon at St. George's Hospital, Tooting, and Moorfields Eye Hospital, London. “ILUVIEN is a welcome option for DME patients, who no longer respond to conventional therapies and who are facing progression to blindness. I am hoping that in the near future many more patients who are likely to benefit from this treatment will be offered ILUVIEN.”

The NICE Appraisal Committee is scheduled to meet on May 15, 2013 to discuss the ILUVIEN PAS submission with an expected 30-day review period to follow.

“We are pleased that ILUVIEN is now available in the U.K.,” said Dan Myers, president and chief executive officer, Alimera Sciences. “We continue to work with NICE and are hopeful that our simple Patient Access Scheme will make ILUVIEN available to a larger group of chronic DME patients in England and Wales, who are considered insufficiently responsive to available therapies.”

About DME

Diabetic macular edema (DME), the primary cause of vision loss associated with diabetic retinopathy, is a disease affecting the macula, the part of the retina responsible for central vision. When the blood vessel leakage of diabetic retinopathy causes swelling in the macula, the condition has progressed to DME. The onset of DME is painless and may go undetected by the patient until it manifests with the blurring of central vision or acute vision loss. The severity of this blurring may range from mild to profound loss of vision. As the population of people with diabetes increases, it is anticipated the annual incidence of diagnosed DME will increase.

About ILUVIEN®

ILUVIEN (190 micrograms intravitreal implant in applicator) is a sustained release intravitreal implant used to treat vision impairment associated with chronic DME considered insufficiently responsive to available therapies. Each ILUVIEN implant provides a therapeutic effect of up to 36 months by delivering sustained sub-microgram levels of fluocinolone acetonide (FAc). ILUVIEN is injected in the back of the patient’s eye to a position that takes advantage of the eye’s natural fluid dynamics. The applicator employs a 25-gauge needle, which allows for a self-sealing wound.

In July 2010, Alimera submitted a Marketing Authorization Application (MAA) to seven European countries via the Decentralized Procedure (DCP) with the Medicines and Healthcare products Regulatory Agency of the U.K. (MHRA) serving as the Reference Member State (RMS). The MAA included data from two Phase 3 pivotal clinical trials (collectively known as the FAME™ Study) for ILUVIEN conducted by Alimera. The trials involved 956 patients in sites across the United States, Canada, Europe and India to assess the efficacy and safety of ILUVIEN for the treatment of DME. At the end of the DCP, a consensus was reached by the RMS and the other six countries that the MAA for ILUVIEN was approvable. To date, six of the seven countries, Austria, the United Kingdom, Portugal, France, Spain and Germany have granted national licenses for ILUVIEN. The national phase in Italy is ongoing. ILUVIEN has not been approved by the United States Food and Drug Administration.

Clinical trial data from the FAME Study showed that in patients with chronic DME at month 30, after receiving the ILUVIEN implant, 38 percent of patients experienced an improvement from baseline in their best corrected visual acuity on the Early Treatment of Diabetic Retinopathy Study (ETDRS) eye chart of 15 letters or more. At the completion of the 36-month study, 34 percent had achieved the same result. This effect was highly statistically significant (p<0.001) as compared to the sham control group, which received laser and other intravitreally administered therapies.

About Alimera Sciences, Inc.

Alimera Sciences, Inc., based in Alpharetta, Georgia, is a biopharmaceutical company that specializes in the research, development and commercialization of prescription ophthalmic pharmaceuticals. Presently Alimera is focused on diseases affecting the back of the eye, or retina. Its primary product, ILUVIEN, is an intravitreal implant containing fluocinolone acetonide (FAc), a non-proprietary corticosteroid with demonstrated efficacy in the treatment of ocular disease.
About the Rapid Review Facility
Patient access schemes are designed to maximize the opportunity for access to a new technology. Therefore, within 16 weeks of guidance publication, a rapid review facility is available to consider new patient access schemes. NICE can only consider these schemes after ministerial approval and confirmation by the United Kingdom’s Department of Health. After approval, the rapid review of the guidance is planned, as a priority, into the work program. The Appraisal Committee will usually consider the scheme within six months of referral of the scheme.
Forward Looking Statements
This press release contains "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, Alimera's commercial plans for ILUVIEN in the United Kingdom. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, NICE's acceptance of the Patient Access Scheme, uncertainty as to Alimera's ability to commercialize, and market acceptance of, ILUVIEN in the United Kingdom, as well as other factors discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Alimera's Annual Report on Form 10-K for the year ended December 31, 2012, which is on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at www.sec.gov. Additional factors may also be set forth in those sections of Alimera's Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 to be filed with the SEC in the second quarter of 2013. In addition to the risks described above and in Alimera's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect Alimera's results. There can be no assurance that the actual results or developments anticipated by Alimera will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Alimera. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.
All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. Alimera cautions investors not to rely too heavily on the forward-looking statements Alimera makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). Alimera undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise.
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